UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   March 16, 2016

ECO ENERGY TECH ASIA, LTD.

(Exact Name of Registrant as Specified in Charter)

Nevada

 (State or Other Jurisdiction of Incorporation)

333-207095	47-3444723
(Commission File Number)	(IRS Employer Identification No.)

Flat A, 15/F, Block 1, Site 7, Whampoa Garden, Hung Hom, Kowloon, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

(852) 91235575

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Financial Officer

On March 16, 2016, our sole Director, Yuen May Cheung, accepted the resignation of Victor J. Elias, our Chief Financial Officer, effective immediately. Mr. Elias resigned to pursue other opportunities and without disagreement.

Appointment of Chief Financial Officer

On March 16, our sole Director, Yuen May Cheung, appointed Philip K. H. Chan to the office of Chief Financial Officer of our Company to serve until his resignation or termination.

Philip K.H. Chan, age 38, Chief Financial Officer

From December 2012, until the present, Mr. Chan served as Executive Director for Willing International Capital (Shanghai) Co. Ltd. Willing International Capital is a consulting firm that provides financial advisory and accountancy services. From April 2011, until June 2012, Mr. Chan served as Vice President of Finance for Search Media Holdings, Ltd., a company listed on AMEX under the symbol “IDI”, and a leading nationwide multi-platform media company and one of the largest operators of integrated outdoor billboard and in-elevator advertising networks in China. From April, 2006 until March 2011, Mr. Chan initially served as Financial Controller and thereafter promoted to Financial Controller of Xinhua Sports & Entertainment (HK) Limited is a wholly-owned subsidiary of Xinhua Sports & Entertainment Limited, a China's leading diversified financial and entertainment media company, listed on the Nasdaq Global Market under the symbol "XSEL" on March 9, 2007. From June, 2004 until April, 2006, Mr. Chan served as Analyst, Business Area Controlling for Deutshe Bank AG, Hong Kong Branch where he was responsible for the integrity of the books and records and provision of financial information thereof for the relevant business line, involving the ongoing review and development of systems and processes to enable this to occur in an efficient and orderly manner. From November, 2000 until May, 2005, Mr. Chan served as Audit Department Accountant and was thereafter promoted to Audit Department Assistant Manager for the KPMG where he gained 3 years of audit experience in various industries. He also led teams of 3 to 10 persons to perform audit, IPO and due diligence. From September, 1999 through November, 2000, Mr. Chan was employed as a Staff Accountant for the firm of Deloitte Touche Tohmastu, where he took part in client engagements of varying sizes in different industries. He was responsible for revised voucher forms, audit planning and assisting in audit assignments and gained significant exposure in listed companies. Mr. Chan attended the University of Hong Kong from 1996 through 1999 where he earned a Bachelor of Business Administration Degree in Accounting and Finance. He is a member in good standing of the Association of Chartered Certified Accountants, the Hong Kong Society of Accountants and the Hong Kong Society of Financial Analysists. Except as set forth above, Mr. Chan has not served as an executive officer or director of any other company required to file reports with the Securities and Exchange Commission.

Mr. Chan has no relationships or transactions with the Company which are required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are there any arrangements or understandings with other persons pursuant to which he was selected as an officer.

Item 9.01 Financial Statements and Exhibits.

Exhibit 17.1	Resignation Letter of Victor J. Elias

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO ENERGY TECH ASIA, LTD

Date: March 16, 2016	By:	/s/ Yuen May Cheung
Yuen May Cheung
Chief Executive Officer